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                              o   Assess Build for self
                              o   Service for ___________
                              o   Team/Capability Create

MARKET APPROACH

1. Service provided -

                         COMPONENTS                               ENERGY SUPPLY

                                 CHANGE         [ILLEGIBLE]
[ILLEGIBLE]      FACILITIES       -OUT          [ILLEGIBLE]

                                  energy                             energy
 GEOGRAPHY       operating      efficiency      information         commodity


GO TO MKT
ROLES & RESPONS
BUSINESS PLAN                      [TECH; PLU IMPL; SALES; MKTG; [ILLEGIBLE]]
AMBITION - MAL VS NEW WORLD
OTHER INVOLVEMENTS

ENERGY PACIFIC

Energy Value Chain -            o  information on how use; [illegible]
                                   and ways to shape

A. Digest                       o  energy commodity
B. Come visit w/[ILLEGIBLE]
-  Show examples of work.       o  energy efficiency upgrades
-  1/2 day product development
           product launches     o  operating services

                                * integrated mgmt svcs - own plant, operate, produce energy; __ sq. ft. conditioned space


Calif.; NE; Midwest             o  Hosp; UNW; State/Local Govt; Schools
* Future - what road map           (Local Presence)
  should be
* Specific products & svcs to   o  NAT'L ACCOUNTS
  place bets on


[ILLEGIBLE] - WHAT IS DESIRABLE VS POSSIBLE

? NAT'L ACCT FOOD SERVICE SEGMENT (MCDONALDS)

STRATEGY SIMULATION - PROTOTYPE SVCS WHICH DO NOT EXIST YET TO DEMONSTRATE
                      OPPORTUNITIES

[ILLEGIBLE] - WAYS; SHOWCASE INTALLATION [ILLEGIBLE] INNOVATIONS

[ILLEGIBLE] - SMART STRATEGIES BUNDLE; SECURITY; APPLIANCE [ILLEGIBLE]

[ILLEGIBLE] - CONFIDENCE THAT PRODUCTS & SVCS CHOOSE TO LAUNCH WILL BE
              UNDERSTOOD BY CUSTOMERS

[ILLEGIBLE] - ROADMAP TO SUCCESSFUL STRATEGIES - PATHWAYS AS AN ENTERPRISE